Waste Connections Reports First Quarter 2015 Results

- Revenue of $506.1 million, up 5.1%

- Reports 4.4% solid waste price + volume growth

- Adjusted EBITDA* of $168.3 million, or 33.3% of revenue

- GAAP EPS and adjusted EPS* of $0.42 and $0.46, respectively

- Net cash provided by operating activities of $162.6 million

- Free cash flow* of $122.9 million, or 24.3% of revenue

- Repurchases $18.4 million of common stock

THE WOODLANDS, Texas, April 27, 2015 /PRNewswire/ -- Waste Connections, Inc. (NYSE: WCN) today announced its results for the first quarter of 2015. Revenue totaled $506.1 million, a 5.1% increase over revenue of $481.7 million in the year ago period. Operating income was $101.9 million compared to $99.9 million in the first quarter of 2014. Adjusted EBITDA* in the first quarter of 2015 was $168.3 million, or 33.3% of revenue, compared to $164.1 million in the prior year period. Adjusted EBITDA, a non-GAAP measure, excludes the impact of items such as acquisition-related costs, as shown in the detailed reconciliation in the attached table.

Net income attributable to Waste Connections in the quarter was $51.8 million, or $0.42 per share on a diluted basis of 124.4 million shares. In the year ago period, the Company reported net income attributable to Waste Connections of $49.0 million, or $0.39 per share on a diluted basis of 124.7 million shares.

Adjusted net income attributable to Waste Connections* in the quarter was $56.9 million, or $0.46 per share, versus $54.9 million, or $0.44 per share, in the prior year period. Adjusted net income and adjusted net income per diluted share, both non-GAAP measures, primarily exclude the impact of acquisition-related items such as amortization of intangibles and transaction costs, all net of tax, as shown in the detailed reconciliation in the attached table.

"Notably strong performance from our solid waste collection and disposal operations enabled us to exceed our margin expectations for the quarter and keep us on-track to attain our free cash flow target for the year. We are particularly pleased with these results in the period in light of difficult weather conditions experienced in certain markets, lower than expected recycled commodity values, and an estimated $5.4 million of expenses incurred in connection with both start-up costs at two new E&P waste facilities and storm-related clean-up and repair costs at our Permian facilities," said Ronald J. Mittelstaedt, Chief Executive Officer and Chairman.

Mr. Mittelstaedt added, "Over the past few months, estimates for projected 2015 U.S. E&P capex spending decreased another 15%, to down 45%-50% year over year, with a spending rebound anticipated in 2016. This more precipitous decline in drilling activity was evident in our E&P waste operations beginning in late March and will impact our higher margin E&P waste-related volumes for the remainder of the year. However, better than expected solid waste performance, improving recycled commodity values, and potential acquisitions should help absorb a portion of this impact."

Waste Connections, Inc. is an integrated solid waste services company that provides waste collection, transfer, disposal and recycling services in mostly exclusive and secondary markets. Through its R360 Environmental Solutions subsidiary, the Company is also a leading provider of non-hazardous oilfield waste treatment, recovery and disposal services in several of the most active natural resource producing areas in the United States, including the Permian, Bakken and Eagle Ford Basins. Waste Connections serves more than two million residential, commercial, industrial, and exploration and production customers from a network of operations in 32 states. The Company also provides intermodal services for the movement of cargo and solid waste containers in the Pacific Northwest. Waste Connections, Inc. was founded in September 1997 and is headquartered in The Woodlands, Texas.

For more information, visit the Waste Connections web site at www.wasteconnections.com. Copies of financial literature, including this release, are available on the Waste Connections website or through contacting us directly at (832) 442-2200.

Information Regarding Forward-Looking Statements

Certain statements contained in this release are forward-looking in nature, including statements related to: the Company's expected 2015 financial results, capital expenditures, outlook and related assumptions, including expectations with respect to E&P waste activity, solid waste performance, recycled commodity values and the Company's ability to generate free cash flow; trends in our business; and expected acquisition activity. These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates," or the negative thereof or comparable terminology, or by discussions of strategy. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) negative trends or volatility in crude oil prices may adversely affect the level of exploration, development and production activity of E&P companies and the demand for our E&P waste services; (2) our results are vulnerable to economic conditions; (3) our E&P waste business depends on the willingness of E&P companies to outsource their waste services activities; (4) our industry is highly competitive and includes larger and better capitalized companies, companies with lower prices, return expectations or other advantages, and governmental service providers, which could adversely affect our ability to compete and our operating results; (5) our financial and operating performance may be affected by the inability to renew landfill operating permits, obtain new landfills and expand existing ones; (6) competition for acquisition candidates, consolidation within the waste industry and economic and market conditions may limit our ability to grow through acquisitions; (7) our indebtedness could adversely affect our financial condition and limit our financial flexibility; (8) price increases may not be adequate to offset the impact of increased costs, or may cause us to lose volume; (9) fluctuations in prices for recycled commodities that we sell and rebates we offer to customers may cause our revenues and operating results to decline; (10) we have limited experience in running an E&P waste treatment, recovery and disposal business; (11) the seasonal nature of our business and "event-driven" waste projects cause our results to fluctuate; (12) we may lose contracts through competitive bidding, early termination or governmental action; (13) alternatives to landfill disposal may cause our revenues and operating results to decline; (14) increases in labor costs could impact our financial results; (15) increases in the price of diesel or compressed natural gas fuel may adversely affect our collection business and reduce our operating margins; (16) labor union activity could divert management attention and adversely affect our operating results; (17) we could face significant withdrawal liability if we withdraw from participation in one or more multiemployer pension plans in which we participate and the accrued pension benefits are not fully funded; (18) our financial results could be adversely affected by impairments of goodwill or indefinite-lived intangibles; (19) pending or future litigation or governmental proceedings could result in material adverse consequences, including judgments or settlements; (20) we may be subject in the normal course of business to judicial, administrative or other third-party proceedings that could interrupt or limit our operations, require expensive remediation, result in adverse judgments, settlements or fines and create negative publicity; (21) increases in insurance costs and the amount that we self-insure for various risks could reduce our operating margins and reported earnings; (22) we rely on computer systems to run our business and disruptions or privacy breaches in these systems could impact our ability to service our customers and adversely affect our financial results, damage our reputation, and expose us to litigation risk; (23) a portion of our growth and future financial performance depends on our ability to integrate acquired businesses, and the success of our acquisitions; (24) each business that we acquire or have acquired may have liabilities or risks that we fail or are unable to discover, or that become more adverse to our business than we anticipated at the time of acquisition; (25) extensive and evolving environmental, health and safety laws and regulations may restrict our operations and growth and increase our costs; (26) our E&P waste business could be adversely affected by changes in laws regulating E&P waste; (27) changes in laws or government regulations regarding hydraulic fracturing could increase our customers' costs of doing business and reduce oil and gas production by our customers, which could adversely impact our business; (28) future changes in laws regulating the flow of solid waste in interstate commerce could adversely affect our operating results;(29) extensive regulations that govern the design, operation and closure of landfills may restrict our landfill operations or increase our costs of operating landfills; (30) our financial results are based upon estimates and assumptions that may differ from actual results; (31) our accruals for our landfill site closure and post-closure costs may be inadequate; (32) we depend significantly on the services of the members of our senior and regional management team, and the departure of any of those persons could cause our operating results to suffer; (33) our decentralized decision-making structure could allow local managers to make decisions that adversely affect our operating results; (34) liabilities for environmental damage may adversely affect our financial condition, business and earnings; and (35) if we are not able to develop and protect intellectual property, or if a competitor develops or obtains exclusive rights to a breakthrough technology, our financial results may suffer. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

* A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule.

– financial tables attached –

CONTACT:

Worthing Jackman / (832) 442-2266	Mary Anne Whitney / (832) 442-2253
worthingj@wasteconnections.com	maryannew@wasteconnections.com

WASTE CONNECTIONS, INC. CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME THREE MONTHS ENDED MARCH 31, 2014 AND 2015 (Unaudited) (in thousands, except share and per share amounts)

	Three months ended March 31,
	2014	2015

Revenues	$481,710	$506,100
Operating expenses:
Cost of operations	263,061	281,123
Selling, general and administrative	55,647	58,144
Depreciation	55,817	57,307
Amortization of intangibles	6,737	6,999
Impairments and other operating charges	525	662
Operating income	99,923	101,865

Interest expense	(16,910)	(15,697)
Other income (expense), net	142	(220)
Income before income tax provision	83,155	85,948

Income tax provision	(33,932)	(33,867)
Net income	49,223	52,081
Less: net income attributable to noncontrolling interests	(208)	(257)
Net income attributable to Waste Connections	$49,015	$51,824

Earnings per common share attributable to Waste Connections' common stockholders:
Basic	$0.40	$0.42
Diluted	$0.39	$0.42

Shares used in the per share calculations:
Basic	123,963,001	124,008,687
Diluted	124,714,097	124,367,668
Cash dividends per common share	$0.115	$0.13

WASTE CONNECTIONS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (in thousands, except share and per share amounts)

	December 31, 2014	March 31, 2015
ASSETS
Current assets:
Cash and equivalents	$14,353	$15,734
Accounts receivable, net of allowance for doubtful accounts of $9,175 and $8,615 at December 31, 2014 and March 31, 2015, respectively	259,969	250,431
Deferred income taxes	49,508	38,405
Prepaid expenses and other current assets	42,314	31,905
Total current assets	366,144	336,475

Property and equipment, net	2,594,205	2,597,232
Goodwill	1,693,789	1,721,759
Intangible assets, net	509,995	544,778
Restricted assets	40,841	42,161
Other assets, net	36,661	37,169
	$5,241,635	$5,279,574
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$120,717	$108,000
Book overdraft	12,446	12,471
Accrued liabilities	120,947	125,080
Deferred revenue	80,915	83,678
Current portion of contingent consideration	21,637	23,962
Current portion of long-term debt and notes payable	3,649	3,917
Total current liabilities	360,311	357,108

Long-term debt and notes payable	1,967,520	1,983,854
Long-term portion of contingent consideration	48,528	48,486
Other long-term liabilities	92,900	97,922
Deferred income taxes	538,635	543,621
Total liabilities	3,007,894	3,030,991

Commitments and contingencies

Equity:
Preferred stock: $0.01 par value; 7,500,000 shares authorized; none issued and outstanding	-	-
Common stock: $0.01 par value; 250,000,000 shares authorized; 123,984,527 and 123,863,782 shares issued and outstanding at December 31, 2014 and March 31, 2015, respectively	1,240	1,239
Additional paid-in capital	811,289	792,925
Accumulated other comprehensive loss	(5,593)	(8,268)
Retained earnings	1,421,249	1,456,917
Total Waste Connections' equity	2,228,185	2,242,813
Noncontrolling interest in subsidiaries	5,556	5,770
Total equity	2,233,741	2,248,583
	$5,241,635	$5,279,574

WASTE CONNECTIONS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS THREE MONTHS ENDED MARCH 31, 2014 AND 2015 (Unaudited) (Dollars in thousands)

	Three months ended March 31,
	2014	2015
Cash flows from operating activities:
Net income	$49,223	$52,081
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on disposal of assets and impairments	(141)	(241)
Depreciation	55,817	57,307
Amortization of intangibles	6,737	6,999
Deferred income taxes, net of acquisitions	9,844	17,753
Amortization of debt issuance costs	808	1,169
Equity-based compensation	4,169	4,821
Interest income on restricted assets	(103)	(117)
Interest accretion	1,213	1,914
Excess tax benefit associated with equity-based compensation	(5,060)	(1,479)
Adjustments to contingent consideration not settled in cash	666	903
Net change in operating assets and liabilities, net of acquisitions	21,784	21,461
Net cash provided by operating activities	144,957	162,571

Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(27,215)	(90,849)
Proceeds from adjustment to acquisition consideration	843	-
Capital expenditures for property and equipment	(35,592)	(41,706)
Proceeds from disposal of assets	1,312	598
Change in restricted assets, net of interest income	(1,966)	(1,202)
Other	91	985
Net cash used in investing activities	(62,527)	(132,174)

Cash flows from financing activities:
Proceeds from long-term debt	65,000	263,000
Principal payments on notes payable and long-term debt	(129,101)	(249,624)
Payment of contingent consideration recorded at acquisition date	(506)	-
Change in book overdraft	135	25
Proceeds from option and warrant exercises	529	-
Excess tax benefit associated with equity-based compensation	5,060	1,479
Payments for repurchase of common stock	-	(18,366)
Payments for cash dividends	(14,242)	(16,156)
Tax withholdings related to net share settlements of restricted stock units	(6,671)	(6,299)
Distributions to noncontrolling interests	(371)	(43)
Debt issuance costs	-	(3,032)
Net cash used in financing activities	(80,167)	(29,016)

Net increase in cash and equivalents	2,263	1,381
Cash and equivalents at beginning of period	13,591	14,353
Cash and equivalents at end of period	$15,854	$15,734

ADDITIONAL STATISTICS
(Dollars in thousands)

Solid Waste Internal Growth: The following table reflects a breakdown of the components of our solid waste internal growth for the three months ended March 31, 2015:

Three months ended March 31, 2015
Solid Waste Internal Growth: Core Price	2.8%
Volume	1.6%
Recycling	(0.8%)
Total Solid Waste Internal Growth	3.6%

Revenue Breakdown: The following table reflects a breakdown of our revenue and inter-company eliminations for the three months ended March 31, 2014 and 2015:

	Three Months Ended March 31,2014
	Revenue	Inter- company Elimination	Reported Revenue	%
Solid Waste Collection	$306,003	$(847)	$305,156	56.6%
Solid Waste Disposal and Transfer	135,563	(52,508)	83,055	25.1%
Solid Waste Recycling	14,904	(619)	14,285	2.7%
E&P Waste Treatment, Recovery and Disposal	73,318	(4,765)	68,553	13.6%
Intermodal and Other	10,872	(211)	10,661	2.0%
Total	$540,660	$(58,950)	$481,710	100.0%

	Three Months Ended March 31,2015
	Revenue	Inter- company Elimination	Reported Revenue	%
Solid Waste Collection	$327,005	$(919)	$326,086	57.6%
Solid Waste Disposal and Transfer	142,430	(56,326)	86,104	25.1%
Solid Waste Recycling	11,069	(221)	10,848	1.9%
E&P Waste Treatment, Recovery and Disposal	72,556	(3,998)	68,558	12.8%
Intermodal and Other	14,504	-	14,504	2.6%
Total	$567,564	$(61,464)	$506,100	100.0%

Contribution from Acquisitions: The following table reflects revenues from acquisitions, net of divestitures, for the three month periods ending March 31, 2014 and 2015:

	Three months ended March 31,
	2014	2015
Solid waste, net	$2,767	$4,193
E&P waste, net	-	9,659
Acquisitions, net	$2,767	$13,852

ADDITIONAL STATISTICS (continued)
(Dollars in thousands)

Other Cash Flow Items: The following table reflects cash interest and cash taxes for the three month periods ending March 31, 2014 and 2015:

	Three months ended March 31,
	2014	2015
Cash Interest Paid	$11,842	$7,044
Cash Taxes Paid	649	463

Debt to Book Capitalization as of March 31, 2015: 47%

Internalization for the three months ended March 31, 2015: 54%

Days Sales Outstanding for the three months ended March 31, 2015: 45 (30 net of deferred revenue)

Share Information for the three months ended March 31, 2015:

Basic shares outstanding	124,008,687
Dilutive effect of options and warrants	41,770
Dilutive effect of restricted stock units	317,211
Diluted shares outstanding	124,367,668

NON-GAAP RECONCILIATION SCHEDULE
(in thousands)

Reconciliation of Adjusted EBITDA:

Adjusted EBITDA, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a performance and valuation measure in the solid waste industry. Management uses adjusted EBITDA as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company's operations. Waste Connections defines adjusted EBITDA as net income, plus income tax provision, plus interest expense, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any impairments and other operating charges or gains, plus other expense, less other income. The Company further adjusts this calculation to exclude the effects of other items management believes impact the ability to assess the operating performance of our business. This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures. Other companies may calculate adjusted EBITDA differently.

	Three Months Ended March 31, 2014	Three months ended March 31, 2015
Net Income	$49,223	$52,081
Plus: Income tax provision	33,932	33,867
Plus: Interest expense	16,910	15,697
Plus: Depreciation and amortization	62,554	64,306
Plus: Closure and post-closure accretion	878	955
Plus: Impairments and other operating charges (a)	524	662
Plus/less: Other (income) expense, net	(141)	220
Adjustments:
Plus: Acquisition-related costs (b)	258	512
Adjusted EBITDA	$164,138	$168,300
As % of revenues	34.1%	33.3%
____________________________________________

(a)	Reflects the addback of impairments and other operating charges.
(b)	Reflects the addback of acquisition-related transaction costs.

NON-GAAP RECONCILIATION SCHEDULE (continued)
(in thousands)

Reconciliation of Free Cash Flow:

Free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry. Management uses free cash flow as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company's operations. Waste Connections defines free cash flow as net cash provided by operating activities, plus proceeds from disposal of assets, plus or minus change in book overdraft, plus excess tax benefit associated with equity-based compensation, less capital expenditures for property and equipment and distributions to noncontrolling interests. This measure is not a substitute for, and should be used in conjunction with, GAAP liquidity or financial measures. Other companies may calculate free cash flow differently.

	Three months ended March 31, 2014	Three months ended March 31, 2015
Net cash provided by operating activities	$144,957	$162,571
Plus: Change in book overdraft	135	25
Plus: Proceeds from disposal of assets	1,312	598
Plus: Excess tax benefit associated with equity-based compensation	5,060	1,479
Less: Capital expenditures for property and equipment	(35,592)	(41,706)
Less: Distributions to noncontrolling interests	(371)	(43)
Free cash flow	$115,501	$122,924
As % of revenues	24.0%	24.3%

NON-GAAP RECONCILIATION SCHEDULE (continued)
(in thousands, except per share amounts)

Reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income per Diluted Share:

Adjusted net income and adjusted net income per diluted share, both non-GAAP financial measures, are provided supplementally because they are widely used by investors as a valuation measure in the solid waste industry. Management uses adjusted net income and adjusted net income per diluted share as one of the principal measures to evaluate and monitor ongoing financial performance of the Company's operations. Waste Connections provides adjusted net income to exclude the effects of items management believes impact the comparability of operating results between periods. Adjusted net income has limitations due to the fact that it excludes items that have an impact on the Company's financial condition and results of operations. Adjusted net income and adjusted net income per diluted share are not a substitute for, and should be used in conjunction with, GAAP financial measures. Other companies may calculate adjusted net income and adjusted net income per diluted share differently.

	Three months ended March 31,
	2014	2015

Reported net income attributable to Waste Connections	$ 49,015	$ 51,824
Adjustments:
Amortization of intangibles (a)	6,737	6,999
Acquisition-related expenses (b)	258	512
Impairments and other operating charges (c)	525	662
Tax effect (d)	(2,884)	(3,134)
Impact of deferred tax adjustment (e)	1,220	-
Adjusted net income attributable to Waste Connections	$ 54,871	$ 56,863

Diluted earnings per common share attributable to Waste Connections' common stockholders:
Reported net income	$ 0.39	$ 0.42
Adjusted net income	$ 0.44	$ 0.46
______________________________________________

(a)	Reflects the elimination of the non-cash amortization of acquisition-related intangible assets.
(b)	Reflects the elimination of acquisition-related transaction costs.
(c)	Reflects the addback of impairments and other operating charges.
(d)	The aggregate tax effect of the adjustments in footnotes (a) through (c) is calculated based on the applied tax rates for the respective periods.
(e)

Reflects the elimination of an increase to the income tax provision associated with an increase in the Company's deferred tax liabilities resulting from the enactment of New York State's 2014-2015 Budget Act on March 31, 2014.

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